EXHIBIT 24

IKONICS CORPORATION

Powers of Attorney

The undersigned directors of IKONICS Corporation, a Minnesota corporation, do hereby make, constitute and appoint William C. Ulland and Jon R. Gerlach, and either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director of said Corporation to an Annual Report on Form 10-K or other applicable form, and all amendments thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned have hereunto set their hands as of March 3, 2017.

/s/ William C. Ulland	/s/ David O. Harris
William C. Ulland	David O. Harris

/s/ Gerald W. Simonson	/s/ Marianne Bohren
Gerald W. Simonson	Marianne Bohren

/s/ Ernest M. Harper Jr.	/s/ Lockwood Carlson
Ernest M. Harper Jr.	Lockwood Carlson

/s/ Darrell B. Lee	/s/ Jeffrey D. Engbrecht
Darrell B. Lee	Jeffrey D. Engrecht